SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

                Date of Report (Date of earliest event reported)
                               September 11, 2001

                         Blue Ridge Real Estate Company
                             Big Boulder Corporation
             (Exact name of registrant as specified in its charter)

                  0-28-44 (Blue Ridge)      24-0854342 (Blue Ridge)
Pennsylvania      0-28-43 (Big Boulder)     24-0822326 (Big Boulder)
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(State of other (Commission File Number)   (IRS Employer
jurisdiction of                            Identification Number)
incorporation)

                P. O. Box 707, Blakeslee, Pennsylvania 18610-0707
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (570) 443-8433

Not applicable
         (Former name or former address, if changed since last report)

     Under a Security Combination Agreement between Blue Ridge Real Estate Company (Blue Ridge) and Big Boulder Corporation (Big Boulder) (referred to as the Corporations) and under the by- laws of the Corporations, shares of the Corporations are combined in unit certificates, each certificate representing the same number of shares of each of the Corporations. Shares of either of the Corporations may be transferred only together with an equal number of shares of the other Corporation. For this reason, a combined Blue Ridge/Big Boulder Form 8-K is being filed. Except as otherwise indicated, all information applies to both Corporations.


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Item 8. Change in Fiscal Year.

     At the August 28, 2001 meeting of the Board of Directors of the Corporations (the Boards), the Boards approved a change in the fiscal year ends of the Corporations to October 31 from March 31. Such change is to be effective for each of the Corporation's transition period ending October 31, 2001. As a consequence, the Corporations will file (i) a transition report on Form 10-K for the period April 1, 2001 through October 31, 2001 and (ii) an annual report on Form 10-K for the twelve month period ended October 31, 2002.

                                                  Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Corporations has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Blue Ridge Real Estate Company
                                                  Big Boulder Corporation
Date: September 11, 2001


                                                  By: /s/ Michael J. Flynn
                                                          Michael J. Flynn
                                                          President

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